    As filed with the Securities and Exchange Commission on August 22, 1996.

                                                     Registration No. 333-
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

             GENSIA, INC. (formerly Gensia Pharmaceuticals, Inc.)
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Delaware                                    33-0176647
      ---------------------                         ------------------
  (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                    Identification No.)

        9360 Towne Centre Drive
         San Diego, California                              92121
         ---------------------                        ------------------
(Address of Principal Executive Offices)                  (Zip Code)

        AMENDED AND RESTATED GENSIA, INC. EMPLOYEE STOCK PURCHASE PLAN
        --------------------------------------------------------------
                           (Full title of the plan)
                                                              Copy to:

                DAVID F. HALE                          THOMAS E. SPARKS, JR.
Chairman, President and Chief Executive Officer    Pillsbury Madison & Sutro LLP
                 Gensia, Inc.                             P.O. Box 7880
             9360 Towne Centre Dr.                   San Francisco, CA 94120
          San Diego, California 92121                    (415) 983-1000
                (619) 546-8300
                --------------
         (Name, address and telephone
         number, including area code,
            of agent for service)


                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                      Proposed    Proposed
  Title of                            Maximum     Maximum
 Securities          Amount           Offering    Aggregate       Amount of
   To Be             To Be            Price per   Offering      Registration
 Registered       Registered (1)      Share (2)   Price (2)         Fee
- -------------------------------------------------------------------------------
Common Stock,       100,000             $5.125     $512,500        $177
$.01 par value,     shares
including re-
lated Series I
Participating
Preferred Stock
Purchase Rights
- -------------------------------------------------------------------------------

(1) Calculated pursuant to General Instruction E to Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low reported prices as reported on the Nasdaq National Market on August 19, 1996.

                                ---------------

   The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
- -------------------------------------------------------------------------------
                              Page 1 of 13 Pages
                       Exhibit Index Appears on Page 5.

                       INFORMATION REQUIRED PURSUANT TO
                       --------------------------------
                       GENERAL INSTRUCTION E TO FORM S-8
                       ---------------------------------

  GENERAL INSTRUCTION E INFORMATION

       This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

       Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 22, 1992, File No. 33-47203 and on July 28, 1995, File No. 33-95114, are hereby incorporated by reference.

  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
  Statement:

       (1) Registrant's Annual Report on Form 10-K (File No. 0-18549), for the fiscal year ended December 31, 1995, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1995, together with the report thereon of Ernst & Young LLP, independent auditors.

       (2) Registrant's Quarterly Reports on Form 10-Q (File No. 0-18549) for the quarters ended March 31, 1996 and June 30, 1996.

       (3) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A. (File No. 0-18549).

       (4) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Company contained in its Registration Statement on Form 8-A. (File No. 0-18549).

       In addition, all documents subsequently filed by Registrant pursuant to
  Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 20, 1996.

                                 GENSIA, INC.



                                 By /s/ David F. Hale
                                    ---------------------------
                                    David F. Hale
                                    Chairman of the Board,
                                    President and CEO


                               POWER OF ATTORNEY
                               -----------------

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel D. Burgess or David F. Hale, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

 Signature                      Title                       Date
- -----------                     -----                       ----

/s/ David F. Hale       Chairman of the Board of        August 20, 1996
- -------------------     Directors, President and
   David F. Hale        Chief Executive Officer
                        (Principal Executive
                        Officer)

 Signature                            Title                         Date
- -----------                           -----                         ----


- --------------------            Vice Chairman of                August __, 1996
    James C. Blair              the Board of Directors


/s/ Paul K. Laikind             Vice President, Cor-            August 20, 1996
- ---------------------           porate Development
    Paul K. Laikind             and Director


/s/ Daniel D. Burgess           Chief Financial Officer         August 20, 1996
- -----------------------         and Treasurer (Principal
    Daniel D. Burgess           Financial Officer and
                                Principal Accounting Officer)


                                Director                        August __, 1996
- -----------------------
    Jerry C. Benjamin


/s/ Herbert J. Conrad           Director                        August 20, 1996
- -----------------------
    Herbert J. Conrad


/s/ Steven C. Mendell           Director                        August 20, 1996
- -----------------------
    Steven C. Mendell


/s/ Daniel O. Pegg              Director                        August 20, 1996
- --------------------
    Daniel O. Pegg


/s/ Alan R. Timms               Director                        August 20, 1996
- -------------------
    Alan R. Timms


/s/ Monroe E. Trout             Director                        August 20, 1996
- ---------------------
    Monroe E. Trout


                                Director                        August __, 1996
- -----------------------
    L. John Wilkerson

                               INDEX TO EXHIBITS
                               -----------------


  Exhibit                                               Sequentially
  Number                Exhibit                         Numbered Page
  ------                -------                         -------------
    5.1      Opinion regarding legality of                    6
             securities to be offered.

    10.1     Amended and Restated Employee Stock
             Purchase Plan of the Registrant.                 7

    23.1     Consent of Ernst & Young LLP,
             Independent Auditors.                           13

    23.2     Consent of Pillsbury Madison &
             Sutro (included in Exhibit 5.1).

    25.1     Power of Attorney (see page 3).